FOR IMMEDIATE RELEASE
COMMUNITY WEST BANCSHARES REPORTS EARNINGS RESULTS
FOR THE QUARTER ENDED SEPTEMBER 30, 2024, AND QUARTERLY DIVIDEND

FRESNO, CALIFORNIA...October 24, 2024...The Board of Directors of Community West Bancshares (“Company”) (NASDAQ: CWBC), the parent company of Community West Bank (“Bank”), reported today unaudited consolidated net income of $3,385,000, and diluted earnings per share of $0.18 for the three months ended September 30, 2024, compared to $6,390,000 and $0.54 per diluted common share for the three months ended September 30, 2023.
THIRD QUARTER FINANCIAL HIGHLIGHTS
•Net income during the third quarter increased to $3.4 million, or $0.18 per diluted common share, compared to a net loss of $6.3 million and $0.33, respectively, in the second quarter of 2024. The loss during the second quarter and reduced net income for the third quarter was attributable to merger-related expenses, including a provision for current expected credit losses (CECL) for the acquired loan portfolio during the second quarter. In addition, the Company realized a loss on sale of securities in both the second and third quarter. See Non-GAAP financial measures below.
•The amortized cost of available-for-sale investment securities decreased $115.7 million or 17.3% at September 30, 2024 compared to December 31, 2023. During the year-to-date period, the Company received $64.2 million in proceeds from the sale of available-for-sale investment securities, with the remaining decrease due to normal pay downs, calls and maturities. Proceeds were used to fund loan growth as part of strategic repositioning of the balance sheet to improve future earnings.
•Total gross loans of $2.3 billion at September 30, 2024 increased by 77.96% or $1.0 billion compared to December 31, 2023 largely due to the Central Valley Community Bancorp/Community West Bancshares merger (“merger”), which the fair value of the acquired loans totaled $920.1 million. Excluding the acquired loans, gross loans increased by $86.2 million and 6.68% during the year-to-date period.
•Total assets increased by $1.1 billion or 45.12% at September 30, 2024 compared to December 31, 2023, largely as a result of the merger.
•Total deposits of $2.9 billion at September 30, 2024 increased by 43.11% or $880.1 million compared to December 31, 2023, primarily due to the merger, which the fair value of the acquired deposits totaled $844.0 million. Excluding the merger, deposits increased $36.0 million or 1.77%.
•Total cost of deposits decreased to 1.69% for the quarter ended September 30, 2024 compared to 1.71% for the quarter ended June 30, 2024.
•Average non-interest bearing demand deposit accounts as a percentage of total average deposits was 37.16% and 37.36% for the quarters ended September 30, 2024 and June 30, 2024, respectively.
•Net interest margin increased to 3.69% for the quarter ended September 30, 2024, from 3.65% for the quarter ended June 30, 2024.
•There were $3.3 million non-performing assets for the quarter ended September 30, 2024 as the result of the acquired loans from the merger. Net loan recoveries were $162,000 and loans delinquent 30 days and more were $6.5 million for the quarter ended September 30, 2024.
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Community West Bancshares -- page 2
•Capital positions remain strong at September 30, 2024 with a 9.38% Tier 1 Leverage Ratio; a 11.12% Common Equity Tier 1 Ratio; a 11.30% Tier 1 Risk-Based Capital Ratio; and a 13.55% Total Risk-Based Capital Ratio.
•The Company declared a $0.12 per common share cash dividend, payable on November 22, 2024 to shareholders of record as of November 8, 2024.

“The current year has been transformative for our Company, including the April 1 closing of the largest merger in our history, uniting an expanded team of experienced community bankers and, during the third quarter, combining two core bank systems into one. Each milestone, marked by the efforts and sacrifices of our team, has built a foundation for growth and opportunity for the Company. The new Community West Bank proudly operates as one of the premier community banks headquartered in Central California, under one brand, with an inspired team focused on building relationships by exceeding the expectations of clients, communities and shareholders,” shared James J. Kim, President and CEO of the Bank and CEO of the Company.

“With much of the merger-related expenses behind us, we look forward to operating results reflecting the efficiencies and synergies implemented over the last two quarters. We head into the year’s final quarter optimistic about the future we can build with our enhanced infrastructure that we have heavily invested in, our balance sheet position, and the team of bankers committed to the success of our clients,” added Shannon Livingston, Executive Vice President and Chief Financial Officer.

Results of Operations

	Three months ended			Nine months ended
	September 30,	June 30,	September 30,	September 30,
(In thousands, except share and per-share amounts)	2024	2024	2023	2024	2023
Net interest income before (credit) provision for credit losses	$30,214	$29,057	$20,527	$78,343	$62,313
(Credit) provision for credit losses	(518)	9,831	186	9,889	476
Net interest income after (credit) provision for credit losses	30,732	19,226	20,341	68,454	61,837
Total non-interest income	1,105	1,400	1,583	4,142	4,752
Total non-interest expenses	27,677	28,503	13,436	71,513	40,446
Income (loss) before provision for income taxes	4,160	(7,877)	8,488	1,083	26,143
Provision (benefit) for income taxes	775	(1,587)	2,098	312	6,501
Net income (loss)	$3,385	$(6,290)	$6,390	$771	$19,642

Statement Regarding use of Non-GAAP Financial Measures
In this press release, Community West Bancshares’s financial results are presented in accordance with GAAP and refer to certain non-GAAP financial measures. Management believes that presentation of operating results using non-GAAP financial measures provides useful supplemental information to investors and facilitates the analysis of the Company’s core operating results and comparison of operating results across reporting periods. Management also uses non-GAAP financial measures to establish budgets and manage the Company’s business. A reconciliation of the GAAP financial measures to comparable non-GAAP financial measures is presented below.

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Community West Bancshares -- page 3

Reconciliation of GAAP and Non-GAAP Financial Measures

	For the Three Months Ended			For the Nine Months Ended September 30,
	September 30,	June 30,	September 30,	September 30,	September 30,
(In thousands, except share and per-share amounts)	2024	2024	2023	2024	2023

NET INCOME (LOSS):
Net income (loss) (GAAP)	$3,385	$(6,290)	$6,390	$771	$19,642
Merger and conversion related costs:
Provision for credit losses on acquired non purchased credit deteriorated (PCD) loans	—	10,877	—	10,877	—
Personnel and severance	547	2,985	—	3,532	—
Professional services	229	1,698	365	2,241	610
Data processing and technology	1,975	693	—	2,668	—
Other	457	180	—	706	—
Total merger and conversion related costs	3,208	16,433	365	20,024	610
Accretion of fair value marks, net	(1,490)	(1,022)	(70)	(4,260)	(209)
Loss on sale of investment securities	1,853	1,974	39	4,199	296
Income tax benefit of non-core items	(1,263)	(3,311)	(90)	(5,769)	(152)
Comparable net income (non-GAAP)	$5,693	$7,784	$6,634	$14,965	$20,187
DILUTED EARNINGS PER SHARE:
Weighted average diluted shares	18,965,434	18,937,036	11,755,758	16,575,361	11,745,606
Diluted earnings (loss) per share (GAAP)	$0.18	$(0.33)	$0.54	$0.05	$1.67
Comparable diluted earnings per share (non-GAAP)	$0.30	$0.41	$0.56	$0.90	$1.72
RETURN ON AVERAGE ASSETS
Average assets	$3,541,444	$3,468,433	$2,502,985	$3,078,175	$2,474,977
Return on average assets (GAAP)	0.38%	(0.73)%	1.02%	0.38%	1.06%
Comparable return on average assets (non-GAAP)	0.64%	0.90%	1.06%	0.90%	1.09%
RETURN ON AVERAGE EQUITY
Average stockholders' equity	$353,018	$334,809	$187,979	$300,879	$185,002
Return on average equity (GAAP)	3.84%	(7.39)%	13.60%	3.84%	14.16%
Comparable return on average equity (non-GAAP)	6.45%	9.30%	14.12%	9.95%	21.82%
EFFICIENCY RATIO
Non-interest expense (GAAP)	$27,677	$28,503	$13,436	$71,513	$40,446
Merger-related non-interest expenses	(3,208)	(5,556)	(365)	(9,147)	(610)
Non-interest expense (non-GAAP)	24,469	22,947	13,071	62,366	39,836
Net interest income	30,214	29,057	20,527	78,343	62,313
Non-interest income	1,105	1,400	1,583	4,142	4,752
Loss on sale of investment securities	1,853	1,974	39	4,199	296
Non-interest income (non-GAAP)	$2,958	$3,374	$1,622	$8,341	$5,048
Efficiency ratio (GAAP)	88.37%	93.58%	60.77%	86.70%	60.31%
Comparable efficiency ratio (non-GAAP)	73.76%	70.76%	59.01%	71.95%	59.14%

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Community West Bancshares -- page 4
For the quarter ended September 30, 2024, the Company reported unaudited consolidated net income of $3,385,000 and diluted earnings per common share of $0.18, compared to consolidated net loss of $6,290,000 and $0.33 per fully diluted share for the trailing quarter, and consolidated net income of $6,390,000 and $0.54 per diluted share for the same period in 2023. The earnings for the period was impacted by an increase in total non-interest expenses of $14,241,000, partially offset by an increase in net interest income before provision for credit losses of $9,687,000 and a credit to the provision for credit losses of $518,000. The increase in non-interest expense as compared to the prior year’s quarter was primarily due to merger and acquisition expenses and additional operating expenses of the merger as of April 1, 2024.

For the nine months ended September 30, 2024, the Company reported unaudited consolidated net income of $771,000 and diluted earnings per common share of $0.05, compared to consolidated net income of $19,642,000 and $1.67 per diluted share for the same period in 2023. The earnings for the period were impacted by a provision for credit losses of $9,889,000 and an increase in total non-interest expense of $31,067,000, partially offset by an increase in net interest income before provision for credit losses of $16,030,000 and a decrease in the provision for income taxes of $6,189,000. Increases in non-interest expenses for the year-to-date period were impacted by merger and acquisition expenses and the additional operating expenses of the merger.

Annualized return on average equity (ROAE) for the quarter ended September 30, 2024 was 3.84%, compared to 13.60% for the same period of 2023. The decrease in ROAE is reflective of the reduced earnings due to merger and acquisition expenses. Annualized return on average assets (ROAA) was 0.38% for the quarter ended September 30, 2024 compared to 1.02% for the same period in 2023.

The effective yield on average investment securities, including interest earning deposits in other banks and Federal funds sold, was 3.24% for the quarter ended September 30, 2024, compared to 3.26% for the quarter ended September 30, 2023 and 3.21% for the quarter ended June 30, 2024. The effective yield on average investment securities, including interest earning deposits in other banks and Federal funds sold, was 3.17% for the nine months ended September 30, 2024, compared to 3.14% for the nine months ended September 30, 2023.

Total average loans increased by $1,013,749,000 to $2,280,045,000 for the quarter ended September 30, 2024, from $1,266,296,000 for the quarter ended September 30, 2023 and increased by $51,582,000 from $2,228,463,000 for the quarter ended June 30, 2024. The increase was primarily due to the merger, in which loans with a fair value of $920,100,000 were recorded on the balance sheet as of April 1, 2024. The effective yield on average loans was 6.53% for the quarter ended September 30, 2024, compared to 5.54% and 6.54% for the quarters ended September 30, 2023 and June 30, 2024, respectively. Total average loans increased by $609,310,000 to $1,870,819,000 for the nine months ended September 30, 2024, from $1,261,509,000 for the nine months ended September 30, 2023. The effective yield on average loans was 6.57% for the nine months ended September 30, 2024, compared to 5.50% for the nine months ended September 30, 2023.

The Company’s net interest margin (fully tax equivalent basis) was 3.69% for the quarter ended September 30, 2024, compared to 3.47% for the quarter ended September 30, 2023 and 3.65% for the quarter ended June 30, 2024. Net interest income, before provision for credit losses, increased by $9,687,000 or 47.19%, to $30,214,000 for the third quarter of 2024, compared to $20,527,000 for the same period in 2023. Over the last year, the Company's yield on interest earning assets has increased from 4.46% for the quarter ended September 30, 2023 to 5.52% for the quarter ended September 30, 2024. Additionally, the Company has been impacted by higher costs on interest-bearing liabilities, in which the cost of total deposits increased to 1.69% from 0.90% when comparing the quarters ended September 30, 2024 and 2023. The increase in the cost of deposits is primarily attributed to volume and rate increases in the money market and time deposit portfolios from both acquired deposits from the merger and the Company’s existing base.

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Community West Bancshares -- page 5
The Company’s net interest margin (fully tax equivalent basis) was 3.69% for the nine months ended September 30, 2024, compared to 3.59% for the nine months ended September 30, 2023. Net interest income, before provision for credit losses, increased $16,030,000 or 25.72%, to $78,343,000 for the nine months ended September 30, 2024, compared to $62,313,000 for the same period in 2023. The accretion on loan marks of acquired loans increased interest income by $6,497,000 and $209,000 during the nine months ended September 30, 2024 and 2023, respectively. Net interest income during the nine months ended September 30, 2024 and 2023 benefited by approximately $3,000 and $87,000, respectively, from prepayment penalties and payoff of loans.

Non-Interest Income - The following tables present the key components of non-interest income for the periods indicated:

	Three months ended
	September 30,	June 30,
(Dollars in thousands)	2024	2024	$ Change	% Change
Service charges	478	$480	$(2)	(0.4)%
Appreciation in cash surrender value of bank owned life insurance	349	347	2	0.6%
Interchange fees	602	635	(33)	(5.2)%
Loan placement fees	251	244	7	2.9%
Net realized losses on sales and calls of investment securities	(1,853)	(1,974)	121	(6.1)%
Federal Home Loan Bank dividends	238	160	78	48.8%
Other income	1,040	1,508	(468)	(31.0)%
Total non-interest income	$1,105	$1,400	$(295)	(21.1)%

	Three months ended September 30,
(Dollars in thousands)	2024	2023	$ Change	% Change
Service charges	$478	$376	$102	27.1%
Appreciation in cash surrender value of bank owned life insurance	349	260	89	34.2%
Interchange fees	602	450	152	33.8%
Loan placement fees	251	119	132	110.9%
Net realized losses on sales and calls of investment securities	(1,853)	(39)	(1,814)	4651.3%
Federal Home Loan Bank dividends	238	134	104	77.6%
Other income	1,040	283	757	267.5%
Total non-interest income	$1,105	$1,583	$(478)	(30.2)%

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Community West Bancshares -- page 6

	Nine months ended September 30,
(Dollars in thousands)	2024	2023	$ Change	% Change
Service charges	$1,342	$1,132	$210	18.6%
Appreciation in cash surrender value of bank owned life insurance	971	763	208	27.3%
Interchange fees	1,642	1,353	289	21.4%
Loan placement fees	661	415	246	59.3%
Net realized losses on sales and calls of investment securities	(4,199)	(296)	(3,903)	1318.6%
Federal Home Loan Bank dividends	555	349	206	59.0%
Other income	3,170	1,036	2,134	206.0%
Total non-interest income	$4,142	$4,752	$(610)	(12.8)%

The decrease in total non-interest income as compared to prior periods was due to net realized losses on sales of investment securities. Proceeds from sales of securities were used to fund loan growth as part of strategic repositioning of the balance sheet. The increase in other income for the quarter ended September 30, 2024 and year-to-date compared to prior year was primarily due to income from other investments, net loan servicing income, and an increase in credit card merchant fees.

Non-Interest Expense - The following table presents the key components of non-interest expense for the periods indicated:

	Three months ended
	September 30,	June 30,
(Dollars in thousands)	2024	2024	$ Change	% Change
Salaries and employee benefits	$13,710	$13,451	$259	1.9%
Occupancy and equipment	2,687	2,423	264	10.9%
Information technology	1,878	1,522	356	23.4%
Regulatory assessments	437	632	(195)	(30.9)%
Data processing expense	1,288	1,037	251	24.2%
Professional services	861	701	160	22.8%
ATM/Debit card expenses	546	418	128	30.6%
Advertising	261	289	(28)	(9.7)%
Directors’ expenses	193	189	4	2.1%
Merger and acquisition expense	3,208	5,556	(2,348)	(42.3)%
Loan related expenses	260	134	126	94.0%
Personnel other	53	50	3	6.0%
Amortization of core deposit intangibles	251	250	1	0.4%
Other expense	2,044	1,851	193	10.4%
Total non-interest expenses	$27,677	$28,503	$(826)	(2.9)%

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Community West Bancshares -- page 7

	Three months ended September 30,
(Dollars in thousands)	2024	2023	$ Change	% Change
Salaries and employee benefits	$13,710	$7,474	$6,236	83.4%
Occupancy and equipment	2,687	1,490	1,197	80.3%
Information technology	1,878	915	963	105.2%
Regulatory assessments	437	358	79	22.1%
Data processing expense	1,288	680	608	89.4%
Professional services	861	477	384	80.5%
ATM/Debit card expenses	546	192	354	184.4%
Advertising	261	133	128	96.2%
Directors’ expenses	193	150	43	28.7%
Merger and acquisition expense	3,208	365	2,843	778.9%
Loan related expenses	260	106	154	145.3%
Personnel other	53	51	2	3.9%
Amortization of core deposit intangibles	251	—	251	—%
Other expense	2,044	1,045	999	95.6%
Total non-interest expenses	$27,677	$13,436	$14,241	106.0%

	Nine months ended September 30,
(Dollars in thousands)	2024	2023	$ Change	% Change
Salaries and employee benefits	$35,800	$23,483	$12,317	52.5%
Occupancy and equipment	6,653	4,012	2,641	65.8%
Information technology	4,422	2,697	1,725	64.0%
Regulatory assessments	1,391	924	467	50.5%
Data processing expense	3,010	1,949	1,061	54.4%
Professional services	2,187	1,466	721	49.2%
ATM/Debit card expenses	1,178	569	609	107.0%
Advertising	701	382	319	83.5%
Directors’ expenses	551	464	87	18.8%
Merger and acquisition expense	9,147	610	8,537	1399.5%
Loan related expenses	486	393	93	23.7%
Personnel other	233	373	(140)	(37.5)%
Amortization of core deposit intangibles	501	68	433	636.8%
Other expense	5,253	3,056	2,197	71.9%
Total non-interest expenses	$71,513	$40,446	$31,067	76.8%

The increase in both quarter-to-date and year-to-date non-interest expense categories was due to the merger that was completed on April 1, 2024 in which the Company added 131 full-time equivalent employees, including temporary employees to assist with systems integrations, and seven banking centers on the central coast of California. Integration of the core systems were completed during August 2024.

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Community West Bancshares -- page 8

Balance Sheet Summary
Total assets for the period ended September 30, 2024 increased $1,097,872,000 or 45.12%, compared to the period ended December 31, 2023. Total average assets for the quarter ended September 30, 2024 were $3,541,444,000 compared to $2,502,985,000 for the quarter ended September 30, 2023 and $3,468,433,000 for the quarter ended June 30, 2024, an increase of $1,038,459,000 or 41.49% and an increase of $73,011,000 or 2.99%, respectively. As a result of the merger on April 1, the Company recorded goodwill of approximately $42.6 million and core deposit intangibles of $10.0 million.

For the quarter ended September 30, 2024, the Company’s average investment securities decreased by $115,994,000, or 11.47%, compared to the quarter ended September 30, 2023, and decreased by $39,777,000, or 4.25%, compared to the quarter ended June 30, 2024. This decrease was the result of sales and maturities of available for sale (AFS) securities, partially offset by improvements in the unrealized loss position of the remaining AFS securities.

In comparing the quarter ended September 30, 2024 to the quarters ended June 30, 2024 and September 30, 2023, total average gross loans increased by $51,582,000 or 2.31% and increased $1,013,749,000 or 80.06%, respectively.

The following table shows the Company’s outstanding loan portfolio composition as of September 30, 2024 and December 31, 2023:

	September 30, 2024		December 31, 2023
Loan Type (dollars in thousands)	Amount	% of Total	Amount	% of Total
Commercial:
Commercial and industrial	$143,876	6.3%	$105,466	8.2%
Agricultural production	16,940	0.7%	33,556	2.6%
Total commercial	160,816	7.0%	139,022	10.8%
Real estate:
Construction & other land loans	85,135	3.7%	33,472	2.6%
Commercial real estate - owner occupied	308,472	13.4%	215,146	16.7%
Commercial real estate - non-owner occupied	902,393	39.3%	539,522	41.9%
Farmland	138,544	6.0%	120,674	9.3%
Multi-family residential	131,013	5.7%	61,307	4.7%
1-4 family - close-ended	125,405	5.5%	96,558	7.5%
1-4 family - revolving	35,482	1.5%	27,648	2.1%
Total real estate	1,726,444	75.1%	1,094,327	84.8%
Consumer:
Manufactured housing	320,786	14.0%	—	—%
Other installment	87,133	3.8%	55,606	4.3%
Total consumer	407,919	17.8%	55,606	4.3%
Net deferred origination costs	1,964	0.1%	1,842	0.1%
Total gross loans	2,297,143	100.0%	1,290,797	100.0%
Allowance for credit losses	(24,891)		(14,653)
Total loans	$2,272,252		$1,276,144

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Community West Bancshares -- page 9
Total average deposits increased $723,867,000 or 32.74%, to $2,934,951,000 for the quarter ended September 30, 2024, compared to $2,211,084,000 for the quarter ended September 30, 2023, and increased $51,083,000, or 1.77%, compared to $2,883,868,000 for the quarter ended June 30, 2024. The Company’s ratio of average non-interest bearing deposits to total deposits was 37.16% for the quarter ended September 30, 2024, compared to 44.54% and 37.36% for the quarters ended September 30, 2023 and June 30, 2024, respectively.

The composition of deposits at September 30, 2024 and December 31, 2023 is summarized in the table below:

	September 30, 2024		December 31, 2023
(Dollars in thousands)	Amount	% of Total	Amount	% of Total
NOW accounts	$344,036	11.8%	$251,334	12.3%
MMA accounts	879,445	30.1%	497,043	24.4%
Time deposits	443,932	15.2%	162,085	7.9%
Savings deposits	177,859	6.1%	179,609	8.8%
Total interest-bearing	1,845,272	63.2%	1,090,071	53.4%
Non-interest bearing	1,076,423	36.8%	951,541	46.6%
Total deposits	$2,921,695	100.0%	$2,041,612	100.0%

The Company has significant liquidity, both on and off-balance sheet, to meet customer demand. During the year-to-date period, the Company’s cash and cash equivalents increased $95,285,000 to $149,013,000 compared to $53,728,000 at December 31, 2023. The Company had $132,508,000, net of discount, in short-term borrowings at September 30, 2024 compared to $80,000,000 at December 31, 2023.

At September 30, 2024 and December 31, 2023, the Company had the following sources of primary and secondary liquidity:

Liquidity Sources (in thousands)	September 30, 2024	December 31, 2023
Cash and cash equivalents	$149,013	$53,728
Unpledged investment securities	419,171	574,633
Excess pledged securities	28,433	116,740
FHLB borrowing availability	565,283	307,483
FRB Bank Term Funding Program (BTFP) availability (1)	—	1,174
Unsecured lines of credit availability	110,000	110,000
Funds available through FRB discount window	3,958	4,448
Total	$1,275,858	$1,168,206
(1) The BFTP was discontinued by the FRB as of March 2024. No further advances are available under this program.

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Community West Bancshares -- page 10
Credit Quality
During the third quarter of 2024, the Company recorded net loan recoveries of $162,000 compared to $194,000 in net charge-offs for the same period in 2023. The net charge-off ratio reflects annualized net recoveries to average loans was (0.03)% for the quarter ended September 30, 2024, compared to annualized net charge-offs of 0.06% for the quarter ended September 30, 2023. During the quarter ended September 30, 2024, the Company recorded a credit to the provision of $211,000 for credit losses on loans, compared to a $265,000 provision for the quarter ended September 30, 2023. In addition to the provision of credit losses on loans, for the quarter ended September 30, 2024, the Company recorded credits to the provision for credit losses on held-to-maturity securities and unfunded loan commitments totaling $307,000 for the quarter ended September 30, 2024. The credits to provisions for credit losses on loans, unfunded commitments and held-to-maturity securities were due to improvements in the economic scenarios as compared to the prior quarter.

The following table shows the Company’s loan portfolio, net of deferred costs, allocated by management’s internal risk ratings:

Loan Risk Rating (In thousands)	September 30, 2024	% of Total	June 30, 2024	% of Total	September 30, 2023	% of Total
Pass	$2,228,707	97.0%	$2,191,348	97.1%	$1,233,700	96.7%
Special mention	28,799	1.3%	25,576	1.1%	16,966	1.3%
Substandard	39,637	1.7%	39,647	1.8%	24,740	2.0%
Doubtful	—		—		—
Total	$2,297,143	100.0%	$2,256,571	100.0%	$1,275,406	100.0%
At September 30, 2024, the allowance for credit losses for loans was $24,891,000, compared to $14,653,000 at December 31, 2023, a net increase of $10,238,000 reflecting a provision for loan losses of $9,821,000, an increase in the allowance for PCD loans of $821,000, and net charge-offs during the period. The year-to-date provision was due to the acquisition of loans from the merger as of April 1, 2024. The allowance for credit losses as a percentage of total loans was 1.08% and 1.14% as of September 30, 2024 and December 31, 2023, respectively. The Company believes the allowance for credit losses is adequate to provide for expected credit losses within the loan portfolio at September 30, 2024.
Cash Dividend Declared
On October 23, 2024, the Board of Directors of the Company declared a regular quarterly cash dividend of $0.12 per share on the Company’s common stock. The dividend is payable on November 22, 2024 to shareholders of record as of November 8, 2024. The Company continues to be well capitalized and expects to maintain adequate capital levels.

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Community West Bancshares -- page 11
Company Overview
Effective on April 1, 2024, Central Valley Community Bancorp completed its merger transaction with Community West Bancshares. Shortly thereafter Community West Bank, a wholly owned subsidiary of Community West Bancshares, merged with and into Central Valley Community Bank, a wholly-owned subsidiary of Central Valley Community Bancorp, with Central Valley Community Bank being the surviving banking institution. Effective with these mergers, the corporate names of Central Valley Community Bancorp and Central Valley Community Bank were changed to Community West Bancshares and Community West Bank, respectively.

Community West Bancshares (“Company”) (NASDAQ: CWBC) and its wholly owned subsidiary, Community West Bank (“Bank”), are headquartered in Fresno, California. The Company was established in 1979 with the vision to help businesses and communities by exceeding expectations at every opportunity, and opened its first Banking Center on January 10, 1980. Today, the Bank operates full-service Banking Centers throughout Central California and maintains a variety of departments supporting Commercial Lending, Agribusiness, SBA, Residential Construction and Mortgage, Manufactured Housing, Private Banking and Cash Management.

Members of the Company and Bank Board of Directors are: Daniel J. Doyle (Chairman), Robert H. Bartlein (Vice Chairman), James J. Kim (CEO of the Company and President and CEO of the Bank), Martin E. Plourd (President of the Company and Director of the Bank), Suzanne M. Chadwick, Daniel N. Cunningham, Tom L. Dobyns, F.T. “Tommy” Elliott IV, Robert J. Flautt, James W. Lokey, Andriana D. Majarian, Steven D. McDonald, Dorothea D. Silva, William S. Smittcamp and Kirk B. Stovesand. Louis C. McMurray is Director Emeritus.

More information about Community West Bancshares and Community West Bank can be found at www.communitywestbank.com. Also, follow the Company on LinkedIn, X and Facebook.

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Community West Bancshares -- page 12

Forward-looking Statements- Certain matters set forth herein constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including forward-looking statements relating to the Company’s current business plans and expectations regarding future operating results. Forward-looking statements may include, but are not limited to, the use of forward-looking language, such as “likely result in,” “expects,” “anticipates,” “estimates,” “forecasts,” “projects,” “intends to,” or may include other similar words or phrases, such as “believes,” “plans,” “trend,” “objective,” “continues,” “remains,” or similar expressions, or future or conditional verbs, such as “will,” “would,” “should,” “could,” “may,” “might,” “can,” or similar verbs. These forward-looking statements are subject to risks and uncertainties that could cause actual results, performance or achievements to differ materially from those projected. These risks and uncertainties, some of which are beyond our control, include, but are not limited to: current and future business, economic and market conditions in the United States generally or in the communities we serve, including the effects of declines in property values and overall slowdowns in economic growth should these events occur; inflationary pressures and changes in the interest rate environment that reduce our margins and yields, the fair value of financial instruments or our level of loan originations, or increase the level of defaults, losses and prepayments on loans we have made and make, whether held in the portfolio or in the secondary market; effects of and changes in trade, monetary and fiscal policies and laws, including the interest rate policies of the Federal Open Market Committee of the Federal Reserve Board; geopolitical and domestic political developments that can increase levels of political and economic unpredictability, contribute to rising energy and commodity prices, and increase the volatility of financial markets; changes in the level of nonperforming assets and charge offs and other credit quality measures, and their impact on the adequacy of our allowance for credit losses and our provision for credit losses;factors that can impact the performance of our loan portfolio, including real estate values and liquidity in our primary market areas, the financial health of our commercial borrowers, and the success of construction projects that we finance; our ability to achieve loan growth and attract deposits in our market area, the impact of the cost of deposits and our ability to retain deposits; liquidity issues, including fluctuations in the fair value and liquidity of the securities we hold for sale and our ability to raise additional capital, if necessary; continued or increasing competition from other financial institutions, credit unions, and non-bank financial services companies, many of which are subject to different regulations than we are; challenges arising from unsuccessful attempts to expand into new geographic markets, products, or services; restraints on the ability of Community West Bank to pay dividends to us, which could limit our liquidity; increased capital requirements imposed by banking regulators, which may require us to raise capital at a time when capital is not available on favorable terms or at all; inaccuracies in our assumptions about future events, which could result in material differences between our financial projections and actual financial performance; changes in our management personnel or our inability to retain, motivate and hire qualified management personnel; disruptions, security breaches, or other adverse events, failures or interruptions in, or attacks on, our information technology systems; disruptions, security breaches, or other adverse events affecting the third-party vendors who perform several of our critical processing functions; an inability to keep pace with the rate of technological advances due to a lack of resources to invest in new technologies; risks related to the merger, including, among others, the expected business expansion may be less successful as projected; the integration of each party’s management, personnel and operations may not be successfully achieved or may be materially delayed or may be more costly or difficult than expected, deposit attrition, customer or employee loss and/or revenue loss as a result of the merger, and expenses related to the merger may be greater than expected; natural disasters, such as earthquakes, drought, pandemic diseases (such as the coronavirus) or extreme weather events, any of which may affect services we use or affect our customers, employees or third parties with which we conduct business; compliance with governmental and regulatory requirements, relating to banking, consumer protection, securities and tax matters; and our ability to the manage the foregoing.

The foregoing factors should not be construed as exhaustive and should be read together with the other cautionary statements included in this report. Because of these risks and other uncertainties, our actual future results, performance or achievement, or industry results, may be materially different from the results indicated by the forward looking statements in this report. In addition, our past results of operations are not necessarily indicative of our future results. You should not rely on any forward looking statements, which represent our beliefs, assumptions and estimates only as of the dates on which they were made, as predictions of future events. Any forward-looking statement speaks only as of the date on which it is made, and we do not undertake any obligation to update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

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Community West Bancshares -- page 13
COMMUNITY WEST BANCSHARES
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	September 30,	December 31,	September 30,
(In thousands, except share amounts)	2024	2023	2023

ASSETS
Cash and due from banks	$44,418	$30,017	$27,558
Interest-earning deposits in other banks	104,595	23,711	47,017
Total cash and cash equivalents	149,013	53,728	74,575
Available-for-sale debt securities, at fair value, net of allowance for credit losses of $0, with an amortized cost of $553,963 at September 30, 2024, $669,646 at December 31, 2023, and $694,732 at September 30, 2023	503,964	597,196	593,430
Held-to-maturity debt securities, at amortized cost less allowance for credit losses of $857, $1,051 and $281 at September 30, 2024, December 31, 2023, and September 30, 2023 respectively	301,920	302,442	303,451
Equity securities, at fair value	6,790	6,649	6,354
Loans, less allowance for credit losses of $24,891, $14,653, and $15,534 at September 30, 2024, December 31, 2023, and September 30, 2023, respectively	2,272,252	1,276,144	1,259,877
Bank premises and equipment, net	23,524	14,042	9,703
Bank owned life insurance	51,515	41,572	41,301
Federal Home Loan Bank stock	10,978	7,136	7,136
Goodwill	96,379	53,777	53,777
Core deposit intangibles	9,518	—	—
Accrued interest receivable and other assets	105,445	80,740	85,755
Total assets	$3,531,298	$2,433,426	$2,435,359

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits:
Non-interest bearing	$1,076,423	$951,541	$990,508
Interest bearing	1,845,272	1,090,071	1,158,334
Total deposits	2,921,695	2,041,612	2,148,842
Short-term borrowings	132,508	80,000	—
Senior debt and subordinated debentures	69,853	69,744	69,708
Accrued interest payable and other liabilities	43,727	35,006	35,159
Total liabilities	3,167,783	2,226,362	2,253,709
Shareholders’ equity:
Preferred stock, no par value; 10,000,000 shares authorized, none issued and outstanding	—	—	—
Common stock, no par value; 80,000,000 shares authorized; issued and outstanding: 18,945,593, 11,818,039, and 11,814,883 at September 30, 2024, December 31, 2023 and September 30, 2023, respectively	207,164	62,550	62,338
Retained earnings	205,362	210,548	206,073
Accumulated other comprehensive loss, net of tax	(49,011)	(66,034)	(86,761)
Total shareholders’ equity	363,515	207,064	181,650
Total liabilities and shareholders’ equity	$3,531,298	$2,433,426	$2,435,359

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Community West Bancshares -- page 14
COMMUNITY WEST BANCSHARES
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	For the Three Months Ended			For the Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
(In thousands, except share and per-share amounts)	2024	2024	2023	2024	2023

INTEREST INCOME:
Interest and fees on loans	$37,422	$36,197	$17,692	$91,919	$51,851
Interest on deposits in other banks	1,537	1,076	1,481	3,044	2,930
Interest and dividends on investment securities:
Taxable	4,954	5,328	5,900	15,782	17,612
Exempt from Federal income taxes	1,372	1,396	1,393	4,164	4,203
Total interest income	45,285	43,997	26,466	114,909	76,596
INTEREST EXPENSE:
Interest on deposits	12,493	12,266	5,015	29,778	10,890
Interest on short-term borrowings	1,660	1,758	—	4,039	661
Interest on senior debt and subordinated debentures	918	916	924	2,749	2,732
Total interest expense	15,071	14,940	5,939	36,566	14,283
Net interest income before (credit) provision for credit losses	30,214	29,057	20,527	78,343	62,313
(CREDIT) PROVISION FOR CREDIT LOSSES	(518)	9,831	186	9,889	476
Net interest income after (credit) provision for credit losses	30,732	19,226	20,341	68,454	61,837
NON-INTEREST INCOME:
Service charges	478	480	376	1,342	1,132
Net realized losses on sales and calls of investment securities	(1,853)	(1,974)	(39)	(4,199)	(296)
Other income	2,480	2,894	1,246	6,999	3,916
Total non-interest income	1,105	1,400	1,583	4,142	4,752
NON-INTEREST EXPENSES:
Salaries and employee benefits	13,710	13,451	7,474	35,800	23,483
Occupancy and equipment	2,687	2,423	1,490	6,653	4,012
Other expense	11,280	12,629	4,472	29,060	12,951
Total non-interest expenses	27,677	28,503	13,436	71,513	40,446
Income (loss) before provision for income taxes	4,160	(7,877)	8,488	1,083	26,143
PROVISION (BENEFIT) FOR INCOME TAXES	775	(1,587)	2,098	312	6,501
Net income (loss)	$3,385	$(6,290)	$6,390	$771	$19,642
Net income (loss) per common share:
Basic earnings (loss) per common share	$0.18	$(0.33)	$0.54	$0.05	$1.67
Weighted average common shares used in basic computation	18,843,606	18,814,020	11,742,334	16,478,049	11,723,233
Diluted earnings (loss) per common share	$0.18	$(0.33)	$0.54	$0.05	$1.67
Weighted average common shares used in diluted computation	18,965,434	18,937,036	11,755,758	16,575,361	11,745,606
Cash dividends per common share	$0.12	$0.12	$0.12	$0.36	$0.36
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Community West Bancshares -- page 15
COMMUNITY WEST BANCSHARES
CONDENSED CONSOLIDATED INCOME STATEMENTS
(Unaudited)

	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,
For the three months ended	2024	2024	2024	2023	2023
(In thousands, except share and per share amounts)
Net interest income	$30,214	$29,057	$19,073	$20,115	$20,527
(Credit) provision for credit losses	(518)	9,831	575	(168)	186
Net interest income after (credit) provision for credit losses	30,732	19,226	18,498	20,283	20,341
Total non-interest income	1,105	1,400	1,636	2,267	1,583
Total non-interest expense	27,677	28,503	15,333	14,854	13,436
Provision (benefit) for income taxes	775	(1,587)	1,125	1,803	2,098
Net income (loss)	$3,385	$(6,290)	$3,676	$5,893	$6,390
Basic earnings (loss) per common share	$0.18	$(0.33)	$0.31	$0.50	$0.54
Weighted average common shares used in basic computation	18,843,606	18,814,020	11,750,528	11,745,548	11,742,334
Diluted earnings (loss) per common share	$0.18	$(0.33)	$0.31	$0.50	$0.54
Weighted average common shares used in diluted computation	18,965,434	18,937,036	11,790,231	11,774,085	11,755,758

COMMUNITY WEST BANCSHARES
SELECTED RATIOS
(Unaudited)

	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,
As of and for the three months ended	2024	2024	2024	2023	2023
(Dollars in thousands, except per share amounts)
Allowance for credit losses to total loans	1.08%	1.11%	1.14%	1.14%	1.22%
Non-performing assets to total assets	0.09%	0.08%	—%	—%	—%
Total non-performing assets	$3,250	$2,806	$—	$—	$—
Total nonaccrual loans	$3,250	$2,806	$—	$—	$—
Total substandard loans	$39,637	$39.647	$18,968	$20,301	$24,740
Total special mention loans	$28,799	$25.576	$5,595	$9,000	$16,966
Net loan charge-offs (recoveries)	$(162)	$41	$525	$(170)	$194
Net charge-offs (recoveries) to average loans (annualized)	(0.03)%	0.01%	0.16%	(0.05)%	0.06%
Book value per share	$19.19	$18.49	$17.89	$17.52	$15.37
Tangible book value per share (1)	$13.60	$12.89	$13.35	$12.97	$10.82
Total equity	$363,515	$350,242	$211,717	$207,064	$181,650
Tangible common equity (1)	$257,618	$244,044	$157,935	$153,287	$127,872
Cost of total deposits	1.69%	1.71%	0.98%	0.87%	0.90%
Interest and dividends on investment securities exempt from Federal income taxes	$1,372	$1,396	$1,396	$1,398	$1,393
Net interest margin (calculated on a fully tax equivalent basis) (2)	3.69%	3.65%	3.42%	3.52%	3.47%
Return on average assets (3)	0.38%	(0.73)%	0.61%	0.98%	1.02%
Return on average equity (3)	3.84%	(7.39)%	7.08%	12.78%	13.60%
Loan to deposit ratio	78.62%	78.65%	63.34%	63.33%	59.35%
Efficiency ratio	88.37%	93.58%	74.04%	66.37%	60.77%
Tier 1 leverage - Bancorp	9.38%	9.14%	9.34%	9.18%	8.70%
Tier 1 leverage - Bank	11.24%	11.03%	11.95%	11.75%	11.21%
Common equity tier 1 - Bancorp	11.12%	11.36%	12.94%	12.78%	12.51%
Common equity tier 1 - Bank	13.55%	13.94%	16.94%	16.76%	16.50%
Tier 1 risk-based capital - Bancorp	11.30%	11.55%	13.24%	13.07%	12.81%
Tier 1 risk-based capital - Bank	13.55%	13.94%	16.94%	16.76%	16.50%
Total risk-based capital - Bancorp	13.55%	13.87%	16.25%	16.08%	15.81%
Total risk based capital - Bank	14.53%	14.96%	17.92%	17.74%	17.47%
(1) Non-GAAP measure. Tangible common equity equals totals shareholder’s equity ($363,515) minus goodwill and core deposit intangible ($105,897). Tangible book value per share equals tangible common equity total ($257,618) divided by shares outstanding 18,945,593.
(2) Net Interest Margin is computed by dividing annualized quarterly net interest income by quarterly average interest-bearing assets.
(3) Computed by annualizing quarterly net income.
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Community West Bancshares -- page 16
COMMUNITY WEST BANCSHARES
SCHEDULE OF AVERAGE BALANCES AND AVERAGE YIELDS AND RATES
(Unaudited)

	For the Three Months Ended September 30, 2024			For the Three Months Ended June 30, 2024			For the Three Months Ended September 30, 2023
(Dollars in thousands)	Average Balance	Interest Income/ Expense	Average Interest Rate	Average Balance	Interest Income/ Expense	Average Interest Rate	Average Balance	Interest Income/ Expense	Average Interest Rate
ASSETS
Interest-earning deposits in other banks	$118,906	$1,537	5.17%	$84,395	$1,076	5.10%	$109,199	$1,481	5.42%
Securities
Taxable securities	645,319	4,954	3.07%	681,934	5,328	3.13%	755,630	5,900	3.12%
Non-taxable securities (1)	250,105	1,736	2.78%	253,267	1,767	2.79%	255,788	1,764	2.76%
Total investment securities	895,424	6,690	2.99%	935,201	7,095	3.03%	1,011,418	7,664	3.03%
Total securities and interest-earning deposits	1,014,330	8,227	3.24%	1,019,596	8,171	3.21%	1,120,617	9,145	3.26%
Loans (2) (3)	2,278,313	37,422	6.53%	2,226,858	36,197	6.54%	1,266,296	17,692	5.54%
Total interest-earning assets	3,292,643	$45,649	5.52%	3,246,454	$44,368	5.50%	2,386,913	$26,837	4.46%
Allowance for credit losses	(25,040)			(26,194)			(15,300)
Non-accrual loans	1,732			1,605			—
Cash and due from banks	32,303			26,624			28,680
Bank premises and equipment	21,602			21,074			11,461
Other assets	218,204			198,870			91,231
Total average assets	$3,541,444			$3,468,433			$2,502,985
LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest-bearing liabilities:
Savings and NOW accounts	$476,620	$249	0.21%	$502,333	$239	0.19%	$454,151	$169	0.15%
Money market accounts	887,843	6,501	2.91%	816,224	5,696	2.81%	576,866	2,846	1.96%
Time certificates of deposit	479,944	5,743	4.76%	487,779	6,331	5.22%	195,155	2,000	4.07%
Total interest-bearing deposits	1,844,407	12,493	2.69%	1,806,336	12,266	2.73%	1,226,172	5,015	1.62%
Other borrowed funds	202,676	2,578	5.09%	207,108	2,674	5.16%	69,691	924	5.30%
Total interest-bearing liabilities	2,047,083	$15,071	2.93%	2,013,444	$14,940	2.98%	1,295,863	$5,939	1.82%
Non-interest bearing demand deposits	1,090,544			1,077,532			984,912
Other liabilities	50,799			42,648			34,231
Shareholders’ equity	353,018			334,809			187,979
Total average liabilities and shareholders’ equity	$3,541,444			$3,468,433			$2,502,985
Interest income and rate earned on average earning assets		$45,649	5.52%		$44,368	5.50%		$26,837	4.46%
Interest expense and interest cost related to average interest-bearing liabilities		15,071	2.93%		14,940	2.98%		5,939	1.82%
Net interest income and net interest margin (4)		$30,578	3.69%		$29,428	3.65%		$20,898	3.47%

(1)    Calculated on a fully tax equivalent basis, which includes Federal tax benefits relating to income earned on municipal bonds totaling $365, $371, and $371 at September 30, 2024, June 30, 2024, and September 30, 2023, respectively.
(2)    Loan interest income includes loan (costs) fees of $(294), $(72), and $8 at September 30, 2024, June 30, 2024, and September 30, 2023, respectively.
(3)    Average loans do not include non-accrual loans but do include interest income recovered from previously charged off loans.
(4)    Net interest margin is computed by dividing net interest income by total average interest-earning assets.

Community West Bancshares -- page 17

	For the Nine Months Ended September 30, 2024			For the Nine Months Ended September 30, 2023
(Dollars in thousands)	Average Balance	Interest Income/ Expense	Average Interest Rate	Average Balance	Interest Income/ Expense	Average Interest Rate
ASSETS
Interest-earning deposits in other banks	$75,457	$3,044	5.36%	$74,780	$2,930	5.22%
Securities
Taxable securities	680,516	15,782	3.08%	768,187	17,612	3.06%
Non-taxable securities (1)	252,516	5,271	2.77%	256,615	5,321	2.76%
Total investment securities	933,032	21,053	3.00%	1,024,802	22,933	2.98%
Total securities and interest-earning deposits	1,008,489	24,097	3.17%	1,099,582	25,863	3.14%
Loans (2) (3)	1,869,985	91,919	6.57%	1,261,509	51,851	5.50%
Total interest-earning assets	2,878,474	$116,016	5.38%	2,361,091	$77,714	4.40%
Allowance for credit losses	(21,872)			(13,852)
Non-accrual loans	834			—
Cash and due from banks	28,107			27,577
Bank premises and equipment	18,974			9,654
Other assets	173,658			90,507
Total average assets	$3,078,175			$2,474,977
LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest-bearing liabilities:
Savings and NOW accounts	$459,852	$714	0.21%	$485,329	$422	0.12%
Money market accounts	726,613	15,070	2.77%	531,226	6,105	1.54%
Time certificates of deposit	367,266	13,994	5.09%	163,611	4,363	3.57%
Total interest-bearing deposits	1,553,731	29,778	2.56%	1,180,166	10,890	1.23%
Other borrowed funds	168,684	6,788	5.35%	87,741	3,393	5.16%
Total interest-bearing liabilities	1,722,415	$36,566	2.83%	1,267,907	$14,283	1.51%
Non-interest bearing demand deposits	1,018,611			988,620
Other liabilities	36,270			33,448
Shareholders’ equity	300,879			185,002
Total average liabilities and shareholders’ equity	$3,078,175			$2,474,977
Interest income and rate earned on average earning assets		$116,016	5.38%		$77,714	4.40%
Interest expense and interest cost related to average interest-bearing liabilities		36,566	2.83%		14,283	1.51%
Net interest income and net interest margin (4)		$79,450	3.69%		$63,431	3.59%

(1)    Calculated on a fully tax equivalent basis, which includes Federal tax benefits relating to income earned on municipal bonds totaling $1,107 and $1,118 at September 30, 2024 and September 30, 2023, respectively.
(2)    Loan interest income includes loan (costs) fees of $(505) and $27 at September 30, 2024 and September 30, 2023, respectively.
(3)    Average loans do not include non-accrual loans but do include interest income recovered from previously charged off loans.
(4)    Net interest margin is computed by dividing net interest income by total average interest-earning assets.

CONTACTS: Investor Contact:                     Media Contact:
Shannon Livingston                    Debbie Nalchajian-Cohen
Executive Vice President, Chief Financial Officer        Public Relations
Community West Bancshares                Community West Bancshares
916-235-4617                    559-222-1322